As filed with the Securities and Exchange Commission on January 16, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM S‑8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________

ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0028718 (IRS Employer Identification No.)

6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Address of principal executive offices) (Zip Code)
___________________

ALIMERA SCIENCES, INC. 2010 EQUITY INCENTIVE PLAN
ALIMERA SCIENCES, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)
___________________

Richard S. Eiswirth, Jr.
President and Chief Executive Officer
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Name and address of agent for service)
(678) 990-5740
(Telephone number, including area code, of agent for service)

Copies to:

Charles D. Vaughn	Christopher S. Visick
Nelson Mullins Riley & Scarborough LLP	Vice President and General Counsel
Atlantic Station, Suite 1700	6120 Windward Parkway, Suite 290
201 17th Street NW	Alpharetta, GA 30005
Atlanta, GA 30363	(678) 990-5740
(404) 322-6000
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act
☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value - 2010 Equity Incentive Plan	2,000,000 (3)	$0.84	$1,680,000.00	$203.62
Common Stock, $0.01 par value - 2010 Employee Stock Purchase Plan	91,649 (4)	$0.84	$76,985.16	$9.33
Total	2,091,649	N/A	$1,756,985.16	$212.95

(1)
The shares registered hereunder include (a) 2,000,000 shares of the Common Stock, $0.01 par value (“Common Stock”), of Alimera Sciences, Inc. (the “Registrant”) reserved for issuance pursuant to the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “2010 EIP”) and (b) 91,649 shares of Common Stock reserved for issuance pursuant to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”). This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2010 EIP and the 2010 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the shares of Common Stock are based upon the average of the high and low prices of the Common Stock as reported on The NASDAQ Global Market on January 15, 2019.

(3)
Represents shares of Common Stock that were automatically added to the shares of Common Stock authorized for issuance under the 2010 EIP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2010 EIP. Under that provision, on January 1 of each year from January 1, 2011 through and including January 1, 2019, the number of shares of Common Stock authorized for issuance under the 2010 EIP has automatically increased by a number equal to the lowest of (a) 4% of the total number of shares of Common Stock then outstanding, (b) 2,000,000 shares of Common Stock or (c) the number determined by the Registrant’s board of directors.

(4)
Represents shares of Common Stock that were automatically added to the shares of Common Stock authorized for issuance under the 2010 ESPP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2010 ESPP. Under that provision, on January 1 of each year from January 1, 2011 through and including January 1, 2019, the aggregate number of shares of Common Stock available for purchase during the life of the 2010 ESPP automatically increased by the number of shares of Common Stock necessary to cause the number of shares of Common Stock then available for purchase to be restored to 494,422 shares of Common Stock.

INCORPORATION OF DOCUMENTS BY REFERENCE.
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “2010 EIP”) and the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”) under Registration Statements on Form S-8 filed with the SEC on May 14, 2010 (File No. 333-166822), March 25, 2011 (File No. 333-173095), April 4, 2012 (File No. 333-180567), March 28, 2013 (File No. 333-187600), March 7, 2014 (File No. 333-194381), January 20, 2015 (File No. 333-201606), January 19, 2016 (File No. 333-209035), January 6, 2017 (File No. 333-215451), and January 11, 2018, as amended by Post-Effective Amendment No. 1 on January 12, 2018 (File No. 333-222508). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Restated Certificate of Incorporation of Registrant, as amended on various dates (incorporated herein by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018).

4.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report filed with the SEC on November 5, 2015).
5.1	Opinion and consent of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to the Power of Attorney following the signature page of this Registration Statement.
99.1
Alimera Sciences, Inc. 2010 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 to Registrant’s Registration Statement on Form S-8 (File No. 333-166822) filed with the SEC on May 14, 2010).

99.2
Form of Notice of Stock Option Grant and Stock Option Agreement under 2010 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.30 to Registrant’s Annual Report on Form 10-K filed with the SEC on March 25, 2011).

99.3
Form of Notice of Stock Unit Award and Stock Unit Agreement under 2010 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.34 to Registrant’s Annual Report on Form 10-K filed with the SEC on March 30, 2012).

99.4
UK Sub-Plan of the 2010 Equity Incentive Plan of Alimera Sciences, Inc. (incorporated herein by reference to Exhibit 10.38 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2012 (and replaced by Exhibit 99.5)).

99.5
Form of UK Sub-Plan Notice of Stock Option Grant and Stock Option Agreement (incorporated herein by reference to Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2012).

99.6
Form of France Sub-Plan of the 2010 Equity Incentive Plan of Alimera Sciences, Inc. (incorporated herein by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 15, 2016).

99.7
(2017) UK Sub-Plan of the 2010 Equity Incentive Plan of Alimera Sciences, Inc. (incorporated herein by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 3, 2017).

99.8
Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under 2010 Equity Incentive Plan for the U.S., Germany, Portugal and the United Kingdom (incorporated herein by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 3, 2017).

99.9
Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.4 to Registrant’s Registration Statement on Form S-8 (File No. 333-166822) filed with the SEC on May 14, 2010).

99.10	Amendment No. 1 to 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.7.A to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 13, 2015).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on this 15th day of January, 2019.

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY
The undersigned officers and directors of Alimera Sciences, Inc., a Delaware corporation, do hereby constitute and appoint Richard S. Eiswirth, Jr. and J. Philip Jones, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2019
/s/ J. Philip Jones J. Philip Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2019
/s/ C. Daniel Myers C. Daniel Myers	Chairman of the Board of Directors	January 15, 2019
/s/ James Largent James Largent	Lead Independent Director	January 14, 2019
/s/ Mark J. Brooks Mark Brooks	Director	January 16, 2019
/s/ Brian K. Halak Brian K. Halak, Ph.D.	Director	January 14, 2019
/s/ Garheng Kong Garheng Kong, M.D., Ph.D.	Director	January 14, 2019
/s/ Peter J. Pizzo, III Peter J. Pizzo, III	Director	January 14, 2019
/s/ Calvin W. Roberts Calvin W. Roberts, M.D.	Director	January 15, 2019
/s/ Mary T. Szela Mary T. Szela	Director	January 14, 2019

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